UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 4, 2021

SCP Private Credit Income BDC LLC

(Exact name of Registrant as specified in its charter)

Delaware	814-01294	83-0634992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Park Avenue

New York, NY 10022

(Address of Principal Executive Offices)

(212) 993-1670

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On October 4, 2021, SCP Private Credit Income BDC LLC (the “Company”) amended and restated its credit facility with East West Bank, acting as administrative agent and a lender (the “Subscription Facility”). The Subscription Facility was amended to, among other things, expand commitments thereunder to $100 million. The stated interest rate remains LIBOR plus 2.70% and the current stated maturity date is December 31, 2022. The Subscription Facility includes usual and customary events of default and covenants for credit facilities of this nature.

Borrowing under the Subscription Facility remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a brief summary of the material provisions of the Subscription Facility and is qualified in its entirety by reference to the full text of the Subscription Facility, a form of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Entry into a Material Definitive Agreement

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Amended and Restated Loan and Security Agreement, by and among SCP Private Credit Income BDC LLC, as borrower, East West Bank, as administrative agent and a lender, and each of the other lending institutions that become a lender thereunder, dated as of October 4, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCP PRIVATE CREDIT INCOME BDC LLC

Dated: October 8, 2021	By:	/s/ Richard L. Peteka
Richard L. Peteka
Secretary